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                                                                    EXHIBIT 99.1


COVAD COMMUNICATIONS ANNOUNCES $425
MILLION SENIOR NOTE OFFERING

Contact:

Timothy Laehy
VP Finance and CFO
(408) 844-7500

Nick Kormeluk
Covad VP Investor Relations
(408) 844-7457
InvestorRelations@covad.com

SANTA CLARA, CALIF., JAN. 21, 2000 - Covad Communications Group, Inc. (Nadaq:
COVD) announces that it has agreed to sell 12% Senior Notes due 2010 (the "Notes") in the aggregate principal amount of $425 million.

The Notes were sold in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act").

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities. The securities will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemptions from such registration requirements.